PRIVATE AND CONFIDENTIAL

March 24, 2026

Chintan Desai

* * * * *

* * * * *

Dear Chintan,

Letter of Appointment (the Letter)

We are pleased to offer you the position of President, APAC at salary grade of Z04 at Zimmer Pte. Ltd. (hereinafter referred to as the Company). A reference to Zimmer Biomet is a reference to the Company and/or any entity within the Zimmer Biomet group of companies.

This offer of employment is subject to the terms and conditions set out in this Letter, and the additional terms and conditions set out in the Schedule and annexes to this Letter (collectively, the Agreement).

1.
Commencement of Employment
1.1
Your employment shall commence on July 1, 2026 or such other date as the Company may notify you (the Commencement Date) and shall continue until terminated in accordance with the terms of this Agreement.

1.2
This offer of employment is subject to:

(a)
the results of your medical examination by a doctor designated by the Company being satisfactory;

(b)
satisfactory verification of all information submitted by you to the Company;

(c)
the receipt of satisfactory employment references by the Company;

(d)
if you are not a citizen or permanent resident of Singapore, you obtaining all the relevant visas, approvals and immigration permits to lawfully reside and work in Singapore; and

(e)
your disclosure of any Close Personal Relationships in accordance with Clause 5 of this Letter.

1.3
In the event that any of the conditions listed under Clause 1.2 of this Letter is not fulfilled, the Company may by written notice to you rescind this offer of employment without any liability to you.

1.4
If you are not a citizen or permanent resident of Singapore, your continued employment is subject to you maintaining in force the requisite work pass and/or approvals to allow you to reside and work in Singapore.

1.5
You represent and warrant that by entering into this Agreement with the Company, you will not be in breach of any prior agreement, contract or arrangement with any other person which prevents you from lawfully fulfilling your employment obligations to the Company, including but not limited to any restrictive covenant or confidentiality obligation arising out of employment with any former employer.

You further represent and warrant that you have not foregone any other opportunity, financial or otherwise, in connection with commencing your employment with the Company and you are not entering into this Agreement in reliance on any representation not set out in this Agreement or the documents referred to therein.

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

2.
Salary
2.1
Your basic monthly salary shall be S$72,390 and will accrue on a day-to-day basis, to be paid in arrears on or about the twenty-fifth of each month.
2.2
If you are a citizen or Permanent Resident of Singapore, the Company will make the prescribed contributions to the Central Provident Fund (CPF) in your respect in accordance with applicable law.
2.3
All amounts payable by the Company to you shall be subject to any deductions and/or withholdings which the Company may be entitled or required by law to make.
2.4
You agree that the Company shall be entitled to deduct from your remunerations any amount due and owing by you to the Company to the extent permitted by law including but not limited to:
2.4.1
any outstanding loans (including loans for training costs), advances, excess annual leave; and/or
2.4.2
any losses suffered by the Company as a result of damage to the Company’s property caused by you (save for ordinary wear & tear) and any other losses arising from criminal or negligent acts or omissions or wilful misconduct caused by you in the course of your employment.
2.5
You shall not be entitled to claim for overtime pay or allowance, save where such overtime payments are required to be made under the applicable legislation as may be in force from time to time.
2.6
You will not be entitled to be paid any other sums in connection with your appointment and/or service as a director of the Company (if applicable).
3.
CPF Allowance
3.1
The Company provides a CPF Allowance to all foreign employees (i.e., employees who are not citizens or Permanent Residents of Singapore) of salary grade Z11 and above.

If you are a foreign employee and you become a citizen or Permanent Resident of Singapore in the course of your employment with the Company, your entitlement to receive the CPF Allowance will immediately cease and the Company shall from that point onwards, make the prescribed contributions to the Central Provident Fund in your respect in accordance with applicable law.

4.
Transport Allowance
4.1
You shall be eligible for a transport allowance based on the policies in place as of your start date, and as the same may be updated from time to time. This allowance will cover all related expenses of owning and operating a personal car for business purposes.
4.2
All employees who are eligible for transport allowance will not be eligible for any business-related taxi reimbursement, with the exception of travelling from home to the airport and airport to home for business trips (where the employees have provided supporting receipts).

5
Company Merit Review Program and Incentive Plans
5.1
You will be eligible for participation in the Company Merit Review Program in April 2027, subject to and in accordance with the terms and conditions of the aforesaid program.
5.2
You will be eligible to be considered for participation in the following employee incentive plans (collectively, the Incentive Plans), subject to the terms and subject to the conditions of each Incentive Plan as set out in the relevant Company policy and in this Clause 5:
a)
Zimmer Biomet Executive Performance Incentive Plan (EPIP)

For 100% achievement of budgeted targets a normal bonus payment of 85% of your actual annual earnings will be payable. The bonus that you may earn under the Plan may be more or less than this target percentage, depending on actual year-end results for the established performance measures,

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

and the application of applicable modifiers, if any. Annual bonuses under the EPIP are paid by April 1st of the year following the performance year.

Annual bonuses will be pro-rated for the part of a year served so long as you join before 1 November, and payment of any bonus shall be conditional upon you remaining in service on the payroll date when the Company pays bonuses to its employees.

b)
Special Sign-On Bonus

You are eligible for a sign-on cash bonus of up to S$191,621, based on your start date, less applicable tax withholdings, that will be advanced to you within sixty (60) days after commencing employment. You agree that you will not earn (and have no entitlement to) the sign-on bonus until the date that is twenty-four (24) months after your Commencement Date. If prior to the date that is twenty-four (24) months after your Commencement Date you voluntarily leave your employment with the Company or your employment with the Company is terminated for cause, you have no entitlement to the sign-on bonus and you will repay the full gross amount of the sign-on bonus that was advanced to you, within thirty (30) days following termination of your employment. Your receipt of this bonus is conditional upon your execution of and compliance with the sign-on bonus advance repayment agreement presented by the Company.

c)
Zimmer Biomet Long Term Incentive Plan

You will also be eligible to receive annual Zimmer Biomet Holdings, Inc., equity awards beginning in 2026 at the discretion of the Compensation and Management Development Committee of such company’s Board of Directors. These grants are intended to provide an opportunity for long-term compensation and ownership in Zimmer Biomet, and are subject to the terms of the applicable grant award and the 2009 Zimmer Biomet Holdings, Inc. Stock Incentive Plan, as amended (the LTI Plan).

For 2026, your estimated LTI grant date fair market value in this role will be approximately US$1,355,000, and will be comprised of:

i.
Your estimated LTI grant date fair market value in this role will be approximately US$790,000, to be split evenly between a three-year ratably-vesting long-term incentive restricted stock unit (RSU) grant with a grant date fair value of approximately US$395,000, and a three-year performance-based restricted stock unit (PRSU) grant with a grant date fair value of approximately US$395,000, with the same vesting and performance conditions as the awards made to Zimmer Biomet’s other executive officers in February 2026; and
ii.
The Long-Term Incentive Loss Award described in (d) below.

All RSUs will vest over a three-year period, with one-third of the units vesting on each anniversary of the grant date. The RSUs and PRSUs are subject to the terms of the applicable grant award agreement and the LTI Plan, as determined by Zimmer Biomet in its sole discretion. We anticipate the grant date of these awards will be the first trading day of the month following your Commencement Date.

d)
Long Term Incentive Loss Award

Subject to your submission of documentation acceptable to the Company and subject to the requisite Zimmer Biomet approvals, Zimmer Biomet will award you a one-time long-term incentive RSU grant with a grant date fair value of approximately US$565,000 (this includes equity buyout of prior employer equity including 2026 grant of US$211,000 as well as 2024 and 2025 LTI grants) under the terms of the company’s equity plans, in recognition that you may incur an equity loss due to changing employment. The RSUs will vest over a three-year period, with one-third of the units vesting on each anniversary of the grant date, and are subject to the terms of the applicable grant award agreement and the LTI Plan, as determined by Zimmer Biomet in its sole discretion. In no event are you entitled to such equity awards until Zimmer Biomet delivers fully executed grant award agreements to you.

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

e)
Tax Equalization and Relocation Reimbursement

You are eligible for a cash payment of US$313,000, less applicable tax withholding (US$50,000 for relocation and US$263,000 for tax equalization repayments) that will be advanced to you within sixty (60) days of the Commencement Date. You agree that you will not earn (and have no entitlement to) the payment until after the date that is twenty-four (24) months after your Commencement Date. If prior to the date that is twenty-four (24) months after your Commencement Date you voluntarily leave your employment with the Company or your employment with the Company is terminated for cause, you have no entitlement to the payment and you will repay the full gross amount of the payment that was advanced to you, within thirty (30) days following the termination of your employment.

5.3
Zimmer Biomet reserves the right to, at its sole discretion, modify, amend, or terminate any and all the provisions of any Incentive Plan, and establish rules and procedures for its administration.
5.4
No entitlement to a bonus shall accrue until the bonus payment date. Receipt of a bonus in one year is not a guarantee of future bonus payments or amounts.
6
Conflicts of Interest
6.1
Prior to commencing your employment you must, in accordance with the Company’s Conflicts of Interest Policy, disclose the following:

(a) any Close Personal Relationship you have with any Company employee if: (1) one of the two of you would be in the reporting line of the other; (2) one of you would act as the other’s supervisor, manager or lead, whether or not the two of you would share a formal reporting line; (3) one of you is in a Corporate gatekeeping function (e.g., Legal, Compliance, Finance, Internal Audit, Human Resources, Trade Compliance); or (4) one of you is on the country or regional leadership team or otherwise is or will be in a Senior Vice President or higher role. You must also disclose to Human Resources any such Close Personal Relationship with a contracted staff person assigned to work for Zimmer Biomet or with any other Zimmer Biomet contractor; and

(b) any Close Personal Relationship or other potential conflict (e.g., a non-Zimmer Biomet business relationship) that you have with any Healthcare Professional/s or other Public Official/s, or any other potential conflicts (e.g., ownership or investment in a Zimmer Biomet supplier or business partner) that might interfere or appear to interfere with your employment for Zimmer Biomet.

Human Resources and/or Compliance will determine whether the disclosed relationship poses an actual or potential conflict of interest, and if so, what will be done to address the conflict.

6.2
For purposes of this Clause 6:

(a) a Close Personal Relationship is defined as a parent, sibling, child, grandparent, or grandchild, whether by birth or adoption; a similar step- and half- relative or in-law; a spouse or domestic partner; or an individual with whom the Team Member is involved in a romantic and/or sexual relationship;

(b) a Healthcare Professional is defined as an individual, entity, or employee of such entity, within the continuum of care of a patient, which may purchase, lease, recommend, use, prescribe, or arrange for the purchase or lease of Zimmer Biomet products and services; and

(c) a Public Official is defined as any officer, agent, or employee or any person acting for or on behalf of: (1) a government, including any legislative, administrative, or judiciary branch of such government; (2) any department, agency, or instrumentality of a government, including wholly or majority state-owned or controlled enterprises; (3) any public international organization, such as the United Nations

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

or World Health Organization; (4) a political party (including the political party itself); or (5) any candidate for political office.

7
Governing Law

This Agreement and your employment by the Company shall be governed by the laws of Singapore, and you submit to the exclusive jurisdiction of the courts of Singapore in respect of all matters relating to this Agreement and/or your employment.

Should the terms and conditions set out in the Agreement be acceptable to you, please indicate your acceptance by signing on the duplicate of this Agreement and returning the same to the Company, for the attention of the undersigned within 7 days of the date of this Agreement, failing which this offer of employment will lapse and be void.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument. For the purposes of this Agreement, a signed copy of a facsimile or a scanned version shall be valid and enforceable as an original and binding on the parties.

My colleagues and I look forward to you joining Zimmer Pte. Ltd.

Yours sincerely,

/s/ Ivan Tornos

Ivan Tornos

Chairman, President and CEO

ACCEPTANCE

I have read and agree to the terms and conditions set out above in this Agreement and do hereby accept the Company's offer of employment on such terms and conditions.

/s/ Chintan Desai 25/3/26

Chintan Desai Date

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

Schedule

Additional Terms and Conditions of Employment

1.
Probation Period
1.2
The first six (6) months of your employment will be treated as a probationary period. Such period may be reduced or extended by the Company at its discretion.
1.3
During the probationary period and without prejudice to paragraph 8.2 of this Schedule, either party may terminate your employment by giving to the other party not less than thirty (30) days’ prior written notice, provided that the Company shall be entitled to terminate your employment immediately or with such shorter period of notice than that stipulated above by giving you written notice, in which case the Company will pay to you a sum equal to your gross monthly salary in respect of the period or balance of the period of notice that is otherwise required to be given.

1.4
If you complete your probation to the satisfaction of the Company, you will be confirmed in your position, and the probationary period will count as part of your length of service with the Company.

2.
Hours of Work
2.2
Your usual business hours shall be in accordance with the Company’s prevailing practices, which are currently 8.30 am to 5.30 pm, Monday to Friday, with a one-hour lunch break.
2.3
However, should the exigencies of your duties and responsibilities require, you are expected to work beyond the usual business hours to fulfil your duties, and you will not be entitled to be paid any additional compensation for work performed outside usual business hours.

3.
Place of Work
3.2
You shall generally perform your duties at the Company’s office in Singapore. You will, from time to time and in the performance of your duties, be required to travel to places whether in or outside Singapore by such means and on such occasions as the Company may from time to time require.
3.3
The Company may require you (as part of your duties of employment) to perform duties or services not only for the Company but also for any of its outlets, departments, officers, branches or its related corporations where such duties or services are of a similar status to or consistent with your position with the Company. You may be required to provide services to any of the Company's outlets, departments, officers, branches or its related corporations by way of assignment or secondment. However, notwithstanding any such assignment or secondment, you shall remain employed by the Company alone.

4.
Duties
4.2
Your primary duties are to serve as President of Zimmer Biomet’s Asia Pacific region, with responsibility to oversee all operations in such region. Additionally, you will assume such position(s) and office(s) in the Company and/or its related corporations as the Company may request, and report to such person as the Company may inform you from time to time. During your employment with the Company, the Company may assign to you such position, duties, roles and other departments as the Company may from time to time consider appropriate.
4.3
You must perform all acts, duties and obligations and comply with such orders as may be designated by the Company and which are reasonably consistent with your job title.
4.4
During your employment with the Company, you must:
(a)
use your best endeavours to promote and protect the interests of the Company and its related corporations;

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

(b)
faithfully and diligently perform all duties assigned to you by the Company from time to time in good faith;
(c)
comply with such policies and guidelines of the Company, as established and amended from time to time, which may be applied to the Company’s employees including but not limited to, the provisions set out in the current employment handbook of the Company, if any (the Employment Handbook);
(d)
comply with all rules, regulations and guidelines laid down by any relevant authority and/or regulatory body;
(e)
refrain from any conflict of interest arising in relation to your employment with Company, including:
(ii)
not accepting from any person employed by the Company or having any business dealings with the Company any gift, monetary or otherwise, which may place you under any real or apparent obligation to such person;
(iii)
not at any time making improper use of information you have acquired by virtue of your position within the Company to gain any advantage for yourself or for any other person to the detriment of the Company, whether directly or indirectly;
(iv)
not at any time allowing yourself to be placed in a position where your personal interests might conflict with your duties and obligations in this Agreement, whether directly or indirectly; and
(v)
not be directly or indirectly engaged, interested in or undertake in whatever capacity and whether for reward or gratuitously, any employment, trade, business, office or work whatsoever otherwise than in respect of your duties to the Company, or retain any fee, except with the written consent of the Company; and

(f) devote yourself exclusively to the business of the Company and shall personally attend thereto at all times during the usual business hours.

5.
Benefits
5.2
You shall be entitled to benefits in accordance with applicable Company policies and/or as set out in the Employment Handbook, including the benefits set out in Annexure A to this Agreement.
5.3
Any benefits which you receive in excess of your statutory entitlements are provided by the Company on a discretionary basis, and are not contractual entitlements unless expressly stated.
5.4
The Company reserves the right to terminate, substitute other benefits for these benefits, amend the scale of benefits, revise, supplement, modify, suspend or discontinue any plans, policies, or benefits as it deems appropriate, at its sole and absolute discretion. If any benefit provider (including but not limited to any insurance company) refuses for any reason (whether based on its own interpretation of the terms of the policy or otherwise) to provide any benefits to you, the Company shall not be liable to provide any such benefits itself or any compensation in lieu thereof.
5.5
You are responsible for ensuring that you are aware of the terms of the benefit schemes applicable to you. For the avoidance of doubt, your entitlement is limited to the entitlement under the terms of the benefit scheme policies as amended from time to time.
5.6
In relation to any insurance benefit, the Company shall not be under any implied or express obligation to make any payment to you, unless and to the extent that it has already received payment from the insurance company, and it shall not be obliged to take proceedings against the insurance company if they reject or partially accept a claim. It is your responsibility to co-operate with the Company and the insurance company to provide medical and other information requested and to comply with any terms of the policy which affect you. For the avoidance of doubt, the benefit is limited to the amount payable under the terms of the policy and the insurer's decision in that respect is final.

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

5.7
in addition to the benefits set out in Annexure A, the Company may in some circumstances provide you with product samples and/or equipment such as a laptop computer, tablet or other device to assist you in the performance of your duties. You are responsible for the care and security of all such Company property. If any item of such Company property is lost or damaged while in your control (other than as a result of reasonable wear and tear) you may be required to repair or replace it at your own expense. At the time of termination of your employment with the Company, or at any time on request by a person authorised by the Company, you will immediately deliver up to the Company all property of any description belonging to the Company and/or its related corporations which is in your possession, power or control, which is physically capable of delivery.
6.
Taxation
6.2
You shall be responsible to pay all taxes which may be levied or assessed on any sums paid and/or other benefits provided to you by the Company.
6.3
Without prejudice to Clause 2.3 of the Letter, any payment from the Company to you shall be subject to any and all withholding and other taxes leviable and the Company shall in such case be entitled to deduct or retain the amount of such tax from the sum payable to you.
7.
Code of Business Conduct and Ethics
7.2
You will be governed by, and must comply with, the terms of the Company’s policies and the Company’s Code of Business Conduct and Ethics, all of which may from time to time be varied and/or amended by the Company.
7.3
You will be required to read and sign the prevailing Code of Business Conduct and Ethics, as annexed hereto as Annexure C. Your signature to the Code of Business Conduct and Ethics shall mean that you have read and agreed to abide by the rules governing your conduct, as set out in the Code of Business Conduct and Ethics.
8.
Termination of Employment
8.2
After you have completed probation and without prejudice to paragraph 8.2 below, either party may terminate your employment by giving to the other party not less than three (3) months’ prior written notice, provided that the Company shall be entitled to terminate your employment immediately or with such shorter period of notice than that stipulated above by giving you written notice, in which case the Company will pay to you a sum equal to your gross monthly salary in respect of the period or balance of the period of notice that is otherwise required to be given.
8.3
Notwithstanding anything contained herein, the Company shall be entitled to terminate your employment immediately by giving you written notice of termination and without any compensation whatsoever if:
(a)
you commit any act of dishonesty or fraud;
(b)
you are convicted of any criminal offence other than an offence which in the Company’s opinion does not affect your position within the Company or affect the reputation of the Company;
(c)
you are found to have committed any misconduct or neglect in the discharge of your duties hereunder;
(d)
you commit any breach of any of the terms and conditions in this Agreement, or any regulations or rules generally applying to the Company’s employees as may be introduced by the Company from time to time;
(e)
you commit any breach of any code of conduct, rules or regulations under applicable laws as set forth by all relevant regulatory agencies, exchanges and self-regulatory bodies relevant to you and/or the Company’s business;
(f)
any information provided by you to the Company prior to the Company making you this offer in connection with your employment by the Company is found to be false, misleading or incorrect;

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

(g)
you continuously absent yourself from work for more than 2 contractual working days without approval or reasonable excuse, or without informing or attempting to inform the Company for such absence; or
(h)
you behave in any manner which, in the Company’s sole opinion, justifies such termination.
9.
Garden Leave
9.2
Nothing in this Agreement shall be construed as imposing on the Company any obligation to provide work to you or that you have the right to perform any work for the Company.
9.3
After notice to terminate your employment has been given by the Company or you, the Company may in its absolute discretion, for all or part of the notice period (Garden Leave Period):
(a)
relieve you of any of your duties;
(b)
assign to you reduced or alternative duties;
(c)
prohibit contact and/or dealings between you and clients, customers and/or such employees of the Company as the Company may in its absolute discretion determine; and/or
(d)
exclude you from any offices of the Company.
9.4
During the Garden Leave Period, you will be entitled to receive your usual pay and all contractual benefits. You must remain readily contactable and available for work during the Garden Leave Period. If so requested, you shall report for work at such time and place as the Company may require.
9.5
Any unused annual leave accrued at the commencement of Garden Leave and any annual leave accrued during Garden Leave will be deemed to be taken by you during Garden Leave to the fullest extent possible under applicable law.
9.6
Such action taken by the Company as provided in paragraph 9.2 shall not constitute a breach of this Agreement nor shall you have any claim against the Company in respect of such action.
10.
Retirement Age
10.2
Your employment shall automatically terminate when you reach the prescribed minimum retirement age as may for the time being be prescribed by the Retirement and Re-employment Act 1993.
11.
Intellectual Property
11.2
In this paragraph 11:
(a)
Works shall mean methods, prototypes, works of authorship, mask works, drawings, logos, developments, concepts, documents, articles, reports, ideas, programs, processes, systems, discoveries, inventions, improvements and/or any other materials whether or not patentable, copyrightable or subject to other forms of protection.
(b)
Intellectual Property Rights shall mean all copyright, patents, trademarks, service marks, layout design rights, registered designs, design rights, database rights, trade or business names, rights protecting trade secrets and confidential information, rights protecting goodwill and reputation, and all other similar or corresponding proprietary rights and all applications for the same, whether presently existing or created in the future, anywhere in the world, whether registered or not, and all benefits, privileges, rights to sue, recover damages and obtain relief for any past, current or future infringement, misappropriation or violation of any of the foregoing rights.
11.3
You hereby agree and acknowledge that all rights, title, or interest (including Intellectual Property Rights) in and to any and all Works made, created, developed, written, reduced to practice, produced or conceived by you, in whole or in part, alone or in conjunction with others: (i) during the term of employment with the Company and within the scope or in the course of your employment with the Company; (ii) with the aid, assistance or use of the Company’s resources, equipment, supplies, facilities or Confidential Information; and (iii) as a result of

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

or in connection with any work, services or duties performed by you for the Company (herein all such rights, title and interest to be collectively known as the Company’s Rights and all such Works collectively the Company Works) shall vest and remain at all times in the Company and remain the sole property of the Company.
11.4
You hereby assign to the Company all such Company’s Rights to which you may at any time after the date of this Agreement be entitled by virtue of or pursuant to any of the laws in force in any part of the world, for the full period of the protection of such Company’s Rights including all renewals, reversions and extensions. You further agree that all materials, documents or computer media containing, comprising or which are necessary for the use of the Company’s Rights are the property of the Company.
11.5
You will, without royalty or other consideration: (i) inform the Company promptly and fully of all Company Works in writing with a detailed description of each of the Company Works; (ii) keep and maintain complete and accurate written records regarding such Company Works, in such media and format as may be specified by the Company. You confirm that such records shall be the sole property of the Company; and (iii) co-operate fully with the Company, to do any and all acts and to execute at the Company’s request and expense, any and all applications, assignments, or other documents relating to any Company Works and the process of obtaining any patents or other protection for any Company Works to effect, perfect, record or register the assignment of, or to protect or enforce any of, such Company’s Rights, provided that if you should fail following fourteen (14) days’ notice from the Company to perform any act or execute any document as aforesaid, the Company shall have the right to do so in your place and stead as your lawfully appointed attorney and you undertake to confirm and ratify and be bound by any and all the actions of the Company pursuant to this paragraph 11 and such authority and appointment shall take effect as an irrevocable appointment.
11.6
You shall not, at any time or in any way question, dispute, infringe or do any act inconsistent with the Company’s ownership of the Company’s Rights.
11.7
You hereby represent, warrant and undertake that:
(a)
the Company Works are or shall be your original work and that you did not and will not copy wholly or substantially from any other Works or material of any third party (unless instructed otherwise by the Company);
(b)
the Company Works or any part thereof do not and will not utilize or infringe any Intellectual Property Rights of any third party or give rise to any liability to pay royalty or other compensation; and
(c)
you have not and will not grant or assign the Company’s Rights or any part thereof to any third party whatsoever in any part of the world.
11.8
You hereby irrevocably and unconditionally waive any and all moral rights that you may have in respect of the Company Works under the Copyright Act 2021 or similar legislation in any jurisdiction and any other moral rights to which you are or may become entitled to under any legislation now existing or in future enacted, anywhere in the world, in respect of the Company Works.
12.
Confidentiality
12.2
In paragraphs 12 and 13 of this Schedule:
(a)
Parent means an entity which is a holding company of or holds a controlling interest in the Company; and
(b)
Affiliates means a subsidiary of the Company or the Parent of Company or a company over which Company or any holding company of Company has control;

and the definition of each of Company, Parent and Affiliates, includes any of their successors-in-interest, including, but not limited to, Zimmer Biomet Holdings, Inc.

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

12.3
Subject to paragraph 12.3 of this Schedule, the term Confidential Information means any and all of the Company’s and Parent’s and Affiliates’ trade secrets, confidential and proprietary information and all other information and data of the Company, Parent and Affiliates whether in oral, demonstrative, written, electronic, graphic or machine readable form, contained in any document, manual, diskette, CD-ROM, website, web page, forum or any other medium or storage media, including but not limited to:
(a)
all operational and/or commercial information, knowhow, processes, organizational information, trade secrets, marketing, sales, advertising information, and business plans and strategies such as lists of actual or potential customers, customer preference data, marketing and sales techniques, efforts and data, merchandising systems and plans, confidential customer information including identification of purchasing personnel, account status, needs and ability to pay, product development and delivery schedules, market research, techniques, overall pricing strategies, the specific advertising programs and strategies utilized, merger, acquisition and expansion information, information concerning methods of operation, divestiture information and competitive information pertaining to the Company’s, Parent’s and Affiliates’ distributors and the success or lack of success of those programs and strategies;
(b)
all human resource and all information relating to the Company’s, Parent’s and Affiliates’ staff such as personnel and salary data;
(c)
all financial information and/or contractual arrangements, information regarding the Company’s, Parent’s and Affiliates’ products and services, forecasts, accounting and tax records such as product costs, supplier information, overhead costs, profit margins, budgets, and pricing policy practices;
(d)
all technical information, product specifications, compounds, formulas, drawings, data, manuals and all instructions, source codes, object codes, diagrams, work flow information, specifications, configurations, improvements, discoveries, developments, designs, inventions, techniques, new products and surgical training methods;
(e)
all information relating to and/or contained in the Company’s, Parent’s and Affiliates’ computer systems, including hardware, software, data and documentation;
(f)
all information which the Company, Parent and Affiliates is obliged to maintain as confidential;
(g)
all information that is generally understood to be confidential due to the nature of the information or circumstances under which it is provided;
(h)
all information which you know or have reason to know is confidential; and
(i)
all other information, data and/or materials which are marked as confidential, proprietary or similar notation if provided in tangible form, or identified as confidential at the time of disclosure if provided orally, and all copies and reproductions of the foregoing, whether or not owned or developed by the Company.

12.4
Confidential Information shall not include information which: (i) is/was rightfully in your knowledge and possession prior to disclosure to you by the Company, Parent or Affiliates, provided such prior knowledge can be adequately substantiated by documentary evidence antedating the disclosure by the Company, Parent or Affiliates; or (ii) you can prove to have already been in the public domain or to have become part of the public domain at a future date otherwise than as a result of your breach of the terms of this Agreement.
12.5
You hereby agree that you shall use the Confidential Information solely for the purposes of your duties during your employment with the Company (Authorised Purpose) and to keep the Confidential Information in strictest confidence and not to disclose or permit the disclosure of any Confidential Information to any person, without the Company’s prior written consent.
12.6
You hereby warrant that you will not:

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

(a)
disclose, transfer, or use (or seek to induce others to disclose, transfer, or use), make available, disseminate, market, resell any Confidential Information or any associated documentation or any modification of the same directly or indirectly to any third party;
(b)
reproduce or cause to be reproduced the Confidential Information or any associated documentation or any part thereof unless such reproduction is strictly necessary for the Authorised Purpose;
(c)
disclose or publish the Confidential Information or any information regarding the scope or functions of your duties, the skills and compensation of other employees of the Company, Parent and Affiliates as well as employment terms and conditions relating to your employment and other employees or personnel of the Company, Parent and Affiliates, in any part of the world or assist or permit others to do so; and/or;
(d)
release any Confidential Information to the press or media or any representative thereof, at any time.
12.7
You shall forthwith notify the Company immediately in writing of any circumstances which may constitute unauthorized disclosure, transfer, or use of Confidential Information or upon having reasonable grounds for suspecting any unauthorised disclosure, transfer, or use of Confidential Information or of any misappropriation or misuse by any person of any proprietary or confidential information of the Company, Parent or Affiliates, or any other breach of the provisions of this Agreement.
12.8
You warrant that you:
(a)
are not bound by the terms of a confidentiality agreement or any other legal obligation which would either preclude or limit you from disclosing or using any of your ideas, inventions, discoveries or other information or otherwise fulfilling your obligations to the Company;
(b)
shall take sufficient procedures, protection and measures and continue to keep such procedures, protection and measures in place, in order to maintain the confidentiality and protect Confidential Information from unauthorized disclosure, transfer, or use; and
(c)
shall implement and abide by all procedures adopted by the Company to prevent unauthorized disclosure, transfer, or use of Confidential Information.
12.9
Immediately upon termination of your employment with the Company, you shall return to the Company or delete, purge, or destroy (as may be directed by the Company in writing) any and all of the Company’s property relating to the Company’s business, including without limitation all of the Company’s property which is in the possession, custody, or control of you, such as notes, drawings, photographs, manuals, documents, hard copy files, copies of documents, electronic information/files and other materials which contain or relate to the Confidential information in whatever form, without retaining any copies or excerpts thereof in any form whatsoever. If requested by the Company, you shall confirm to the Company in writing, the return or destruction of such materials, documents, media and all copies thereof.
12.10
You acknowledge that the right to retain and/or use the Confidential Information shall terminate forthwith upon termination of your employment with the Company and/or upon the Company’s written demand and you shall thereupon immediately cease to use the Confidential Information. It is expressly agreed that no termination of the right to retain and/or use the Confidential Information shall release or discharge you from complying with any of the obligations provided in this Agreement.
12.11
This paragraph 12 shall survive the termination of your employment and continue to apply without limit in time.
13.
Non-Competition
13.2
You acknowledge that in addition to obtaining access, use or knowledge of Confidential Information of the Company, Parent and Affiliate and the information, materials and assets which are referred to in paragraph 12 of this Schedule, you have or will obtain personal knowledge of and influence over customers, clients and/or employees (as applicable) of the Company, Parent and/or Affiliates during the course of your employment. You agree that such information, materials, assets and influence are important and proprietary to the Company. To

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

protect all of these interests of the Company, you hereby agree with the Company that you will be bound by the covenants set out in Annexure B to this Agreement.
13.3
While the aforesaid covenants set out in Annexure B to this Agreement are considered by the Company and you to be reasonable in all the circumstances, it is agreed that if any one or more of such restrictions shall either taken by itself or themselves together be adjudged to go beyond what is reasonable in all the circumstances for the protection of the Company’s legitimate interests but would be adjudged reasonable if any particular restriction or restrictions were deleted or if any part or parts of the wording thereof were deleted, restricted or limited in any particular manner, then the said restrictions shall apply with such deletions, restrictions or limitations, as the case may be.
13.4
If at any time during your employment, you receive an offer of employment from, or an offer to enter into some business relationship with, a competitor of the Company, Parent and/or Affiliates, you shall immediately inform the Company before your acceptance of such offer.
13.5
Upon the termination of employment with the Company, you shall not represent yourself as being in any way connected with the businesses of the Company, Parent and/or Affiliates.
14.
Injunctive Relief
14.2
You hereby agree that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate interests of the Company and further that any violation thereof would result in irreparable harm and loss to the Company. You further acknowledge and agree that monetary damages would not be a sufficient remedy for any breach of the terms of this Agreement and that the Company shall be entitled to obtain injunctive and other legal or equitable relief against you for your breach or threatened breach of the provisions of this Agreement.
15.
Disclosure of Personal Information
15.2
You shall read and sign the attached Personal Data Protection Notice provided by the Company in Annexure D which includes the purposes for which your personal data is processed and the classes of third parties to whom the Company may disclose your personal data.
15.3
You hereby consent that the Company and/or its related corporations and/or any third party service provider engaged by the Company and/or its related corporations from time to time may transfer and process any personal data and sensitive personal data (in manual, electronic or other form) relating to you or provided by you to the Company for any purpose, within or outside Singapore, as the Company considers fit at its discretion.
15.4
You acknowledge and give consent to the Company monitoring, intercepting, reviewing and accessing your telephone log, internet usage, voicemail, e-mail and other communication facilities provided by the Company which you may use during your employment.
16.
Policies and Procedures
16.2
In addition to the terms and conditions set out in this Agreement, your employment shall be subject to the Employment Handbook and such instructions, guidelines, procedures, policies and regulations which may from time to time be prescribed, introduced, varied and/or amended by the Company, and all applicable laws. In the event of a conflict between the terms of the Employment Handbook, instructions, guidelines, procedures, policies and regulations, and the terms of this Agreement, the terms of this Agreement shall prevail.
17.
Notices
17.2
Any notice required to be served by the Company to you hereunder may be served personally or by post to your address stated above or your last known place of abode, and such notice shall be deemed to have been served upon receipt if served personally or at the time at which the letter would be delivered in the ordinary course of post.

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

17.3
Any notice required to be served by you to the Company hereunder shall be in writing and delivered personally to, or by post to the Company’s address stated above for the attention of, your direct reporting supervisor and the Company’s Human Resource Department.
18.
Miscellaneous
18.2
This Agreement supersedes all other agreements between you and the Company and you hereby acknowledge that you are not entering into this Agreement in reliance on any representation other than those set out in this Agreement.
18.3
The various provisions in this Agreement are severable and if any provision is held to be invalid or unenforceable by any court, such invalidity and/or unenforceability shall not affect the remaining provisions in this Agreement which remain valid and enforceable.
18.4
For the avoidance of doubt, this Agreement will continue to apply to your employment with the Company notwithstanding any change to your position, duties, remuneration, reporting lines, location or status, unless or until it is replaced in writing by agreement between the parties.
18.5
Nothing in this letter shall operate to diminish, limit, reduce or otherwise prejudice the Company’s rights or remedies under all applicable laws.
18.6
A person who is not a party to this agreement has no right under the Contracts (Rights of Third Parties) Act 2001 to enforce any term of this letter.

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

Annexure A

BENEFITS

Annual Leave

Upon completion of 3 months’ service, you shall be entitled to annual leave of 25 days for each complete year of service, such annual leave accruing on a pro-rata basis throughout such year.

All annual leave shall be taken at the convenience of the Company or at such times as the Company may specify. The Company may in its absolute discretion rescind its approval for any annual leave applied for where the exigencies of work so require. Any unconsumed annual leave entitlement for any one year may be carried forward to the following year. All annual leave that is carried forward must be consumed by end of December of the following year, failing which, all annual leave carried forward shall be forfeited without compensation in respect thereof, subject to applicable law.

Unless the Company approves or requires otherwise, annual leave may not be used to set off any part of the notice period referred to in paragraph 1.2 or 8.2 of the Schedule.

In the event of excess annual leave taken by you prior to the date of termination of your employment, such excess annual leave taken shall be considered as unpaid leave and deducted from your last payroll.

Sick Leave

If you have served the Company for less than 6 months, you are entitled to the number of days of sick leave and hospitalisation leave in accordance with the table below:

No. of months of Paid Outpatient Paid hospitalisation
service completed of a sick leave (days) leave (days)
new employee (inclusive of Outpatient
 Sick Leave entitlement)

At least 3 months but less 5 15
than 4 months

At least 4 months but less 5 + 3 = 8  15 + 15 = 30
than 5 months

At least 5 months but less 8 + 3 = 11 30 + 15 = 45
than 6 months

If you have served the Company for at least 6 months, you are entitled to an aggregate of 14 days’ paid sick leave in any one calendar year where no hospitalisation is required, or 60 days’ paid sick leave where hospitalisation (inclusive of Outpatient Sick Leave) is required.

An employee is deemed to be hospitalised if he/she is certified by a doctor to be in need of hospitalisation. He does not necessarily have to be warded in a hospital.

Each claim for sick leave must be accompanied by a medical certificate issued by a registered medical practitioner and approved by your immediate superior.

Public Holidays

You shall be entitled to Singapore Government’s Gazetted general holidays with full pay. If any of the days specified in the list of gazetted public holidays should fall on a Saturday (non-working day) or Sunday, the working day

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

following immediately thereafter shall normally be considered as a holiday in substitution.
Medical/Hospitalisation Benefits

You will be provided with medical benefits and you will be eligible to participate in the Group Hospitalization and Surgical Plan, in accordance with the terms of the Company policy, Employment Handbook and underwriting requirement by insurer.

Details of the extent of the coverage and the benefits are available from the Company. The Company reserves the right to withdraw the coverage and/or benefits available, and/or to modify such coverage and/or benefits at any time at its sole discretion.

Group Term Life, Personal Accident and Business Travel Assurance

You will be eligible to participate in the Company Group Term Life, Personal Accident and Business Travel Assurance, in accordance with the terms of the Company policy, Employment Handbook and underwriting requirement by insurer.

Details of the extent of the coverage and the benefits are available from the Company. The Company reserves the right to withdraw the coverage and/or benefits available, and/or to modify such coverage and/or benefits at any time at its sole discretion.

Zimmer Biomet Employee Stock Purchase Plan

You will be eligible to participate in the Company Employee Stock Purchase Plan in effect during your employment.

The Company reserves its right to modify, amend, or terminate any and all the provisions of the Plan, and establish rules and procedures for its administration, at its discretion and without notice.

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

Annexure B

COMPETITIVE ACTIVITY

Pursuant to paragraph 13 of the Schedule, you hereby undertake and agree to be bound by the terms set out in this Annexure B.

1.
DEFINITIONS
1.2
Competing Business means any business involving the researching, development, manufacturing, distribution, sale, marketing and/or commercial exploitation of any of the Competing Products;
1.3
Competing Products means any orthopaedic product, process, or service and any dental reconstructive implant, spine implant, and trauma product; and/or any new product formulation, product modification, and/or product improvement which Company, Parent and/or Affiliate researched, developed, manufactured, marketed, distributed, and/or sold at the Termination Date and which you had worked in conjunction with or obtained technical knowledge of during the 12 months prior to the Termination Date;
1.4
Restricted Area means (i) Singapore; and (ii) all other countries, territories, or states in which you had worked in during the 12 months prior to the Termination Date;
1.5
Termination Date means the date of termination of your employment with the Company.
2.
NON-COMPETE AND NON-SOLICITATION
2.2
You will not, during the term of your employment with the Company and during the period of 12 months after the Termination Date and within the Restricted Area, directly or indirectly:
(a)
be employed in;
(b)
be engaged or concerned in the conduct of;
(c)
carry on, for your own account or for any other person or otherwise in any capacity whatsoever;
(d)
assist any person, with technical advice in relation to; or
(e)
otherwise be interested in,

any business which is a Competing Business, or is or is about to be in competition with any other business of the Company, Parent and/or Affiliate being carried on by such company at the Termination Date, provided that you were concerned or involved with that business to a material extent in the course of your employment at any time during the 12 months prior to the Termination Date.

2.3
You will not, during the term of your employment with the Company and during the period of 12 months after the Termination Date and within the Restricted Area, directly or indirectly:

(a) canvass, solicit, deal with or otherwise accept, in competition with the Company, Parent and/or Affiliate, either on your own behalf or for or with any other person, any person who, at any time during the 12 months prior to the Termination Date, was:

(i) a customer or client of, or in the habit of dealing with; or

(ii) at the Termination Date, in negotiation with the Company with a view to dealing as a customer or client with,

the Company, Parent and/or Affiliate and in respect of whom you had access to confidential information or with whose customer or business you were personally concerned or whose customer or business employees reporting directly to you were personally concerned; or

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

(b) by any other means, seek to conduct a business which is in competition with any business of the Company, Parent and/or Affiliate being carried on by such company at the Termination Date, which business you were concerned or involved with to a material extent in the course of your employment at any time during the 12 months prior to the Termination Date, with any person who, at any time during the 12 months prior to the Termination Date, was:

(i) a customer or client of, or in the habit of dealing with; or

(ii) at the Termination Date, in negotiation with the Company with a view to dealing as a customer or client with,

the Company, Parent and/or Affiliate and in respect of whom you had access to confidential information or with whose customer or business you were personally concerned or whose customer or business employees reporting directly to you were personally concerned.

2.4
You will not, during the term of your employment with the Company and during the period of 6 months after the Termination Date and within the Restricted Area, directly or indirectly, solicit, entice or attempt to entice away from the Company, Parent and/or Affiliate, or advise or recommend to any other Competing Business that they employ or solicit for employment, either on your own behalf or for or with any other person, any person:
(a)
who was an employee, senior employee, director, officer, agent, consultant or associate of the Company, Parent and/or Affiliate at the Termination Date; and
(b)
who had been an employee, senior employee, director, officer, agent, consultant or associate of the Company, Parent and/or Affiliate at any time during the 12 months prior to the Termination Date and with whom you had worked closely at any time during that period.

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

Annexure C

CODE OF BUSINESS CONDUCT AND ETHICS

Please acknowledge receipt & agreement of

Zimmer Biomet Code of Business Conduct and Ethics

/s/ Chintan Desai

___________________________________________________

Chintan Desai

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

Annexure D

PERSONAL DATA PROTECTION NOTICE (ENGLISH VERSION)

Zimmer Biomet Holdings Inc, and its subsidiaries and affiliates are committed to the protection of the employees’ personal data and privacy. This Personal Data Protection Notice (Notice) explains how Zimmer Pte Ltd (Company) collects and handles its employees’ personal data in Singapore. Please note that the Company may amend this Notice at any time without prior notice and any such amendment will be notified via the Company’s website or by email.

This Notice is intended to comply with the personal data protection and privacy law applicable in Singapore (Privacy Law). Applicable Privacy Law includes the Personal Data Protection Act 2012. However to the extent of any inconsistencies between this Notice and the applicable Privacy Law, the Privacy Law takes precedence.

1.
Definitions

Personal data means any information which relates to the employees (including the employees’ family member details) and which was collected or provided to the Company for the purposes stated in Section (2) below.

Personal data may include the employees’ name, contact details, race, religion, address, any other information provided by the employees in their curriculum vitae, social security organisation number, provident fund number, personal income tax number, details of identification documents, academic and previous employment record, professional related information, medical or health condition, information in audio / video format (including voice, closed circuit television or security recordings), images (including photographs), location tracking or global positioning system information, criminal records and bankruptcy status.

employee in this Notice includes trainees, interns, consultants, contract workers, secondees and other similar persons where applicable.

Group Companies includes any entity within the Zimmer Biomet group of companies, including an entity which is a holding company of or holds a controlling interest in the Company, and a subsidiary of the Company or of the parent of the Company or a company over which the Company or any holding company of the Company has control; and includes any of their successors-in-interest, including, but not limited to, Zimmer Biomet Holdings, Inc.

(1)
Personal data

1.1
Source of personal data

The Company collects the employees’ personal data directly from the employees (for example, through the employment application form, personal particulars declaration form, offer of employment, secondment letter or curriculum vitae submitted to the Company via e-mail, to the Company’s website or through physical copies) or indirectly from recruitment agents, referees and searches carried out or information obtained from any regulatory or credit reporting agencies.

1.2
Obligatory personal data

All personal data requested from the employees are obligatory to be provided by the employees unless stated otherwise.

Should the employees fail to provide the obligatory personal data, we may be unable to process and administer the relevant employment related transactions (such as leave confirmation, benefits confirmation and insurance claims).

(2)
Purposes of collecting and further processing (including disclosing) the employees personal data

Employees’ personal data is collected and further processed by the Company as required or permitted by law and for employment related purposes, including the following:

•
to process matters relating to the employees’ claims and benefits;
•
to process employment related applications;
•
human resource planning and analysis of the Company’s human resource related practices;

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

•
succession planning and business continuity plans;
•
reorganization and restructuring exercises;
•
to ascertain and review salaries, benefits, bonuses and incentives;
•
consideration for career progression and career growth;
•
to conduct internal assessments on the employees’ compliance with the Company’s internal policies;
•
to conduct human resource related surveys;
•
to provide the employees with training or other human resource development program;
•
to facilitate the employees’ secondment and transfer within the Company and/ or the related companies;
•
to process the employees’ payroll;
•
to evaluate the employees’ performance;
•
to resolve workplace disputes and assess disciplinary action (in respect of internal investigations, audit or security purposes);
•
to comply with relevant legal obligations and reporting obligations under applicable laws and regulations;
•
for the Company’s internal records management;
•
to facilitate the employees participation in any contest, event and / or membership program;
•
for internal investigations, audit or security purposes;
•
to communicate employment opportunities within the Company and the Group Companies
•
to process other matters relating to the employees’ employment (such as for training, events, functions and activities held by the Company for its employees); and
•
to enforce the Company’s rights under employment terms or other applicable laws or to defend the Company’s rights under the law and/or to obtain legal advice.

It is the Company’s policy to retain certain Personal Data of employees when the employees cease to be employed by the Company. Such data are required for any residual employment-related activities in relation to a former employee including, but not limited to the provision of job reference, processing applications for re-employment, matters relating to retirement benefits and allowing us to fulfil contractual or statutory obligations.

(3)
Disclosure or transfer of personal data (within or outside of Singapore)

The employees personal data provided to the Company may be disclosed or transferred to the following classes of third parties (within or outside of Singapore as required under the law or pursuant to relevant contractual relationships (for example, where the Company appoint third party service providers) or for the purposes or directly related to the purposes stated in Section (2) above:

•
entities within the Group Companies and outsourcing partners;
•
potential or actual purchasers or successors-in-title of the business or share (wholly or in part) of the Company or any one of the Group Companies (including their advisers / representatives) as a result of a potential, proposed or actual sale of business, disposal, acquisition, merger or re-organization;
•
the Company’s authorized dealers, the Company’s distributors and authorized suppliers;
•
government departments or agencies, statutory authorities and industry regulators;
•
any person to whom the Company is compelled or required to do so under the law or in response to a competent or government agency;
•
the employees’ current, past or prospective employers;
•
education or training institutions and examining bodies;
•
employment and recruitment agencies;
•
banks, financial institutions and advisers;
•
law enforcement agencies; and
•
third parties appointed by the Company to provide services to the Company or on the Company’s behalf (such as auditors, lawyers, company secretary services, professional advisers, printing companies, mailing companies, telecommunications companies, contractors, events or training organisers, insurance companies, information technology service providers, service providers providing services such as managing, administering and processing claims, benefits, payroll and other human resource related matters, travel agents, security companies and other advisers).

Zimmer Pte Ltd

401 Commonwealth Drive, #06-03 Haw Par Technocentre, Singapore 149598

Tel: (65) 6854 7222 Fax: (65) 6472 6657 UEN: 198201948K

(4)
Website

4.1 Links to other sites

Links to other sites are provided for the employees’ convenience and information. These sites may have their own privacy statement in place and the Company does not control, recommend or endorse these sites and the Company will not be held responsible for these sites or their contents. As such, the Company encourages the employees to read the privacy policies of these sites.

4.2 Cookies

In processing the employees’ information, a cookie, which is a text file placed into the memory of the employees’ computer, may be used. The Company is able to use these cookies to identify the Company. The Company may be able to collect the following information during the employees visit to the Company’s website and / or the fully qualified domain name from which the employees accessed the Company’s site, or alternatively, the employees’ internet protocol address:

•
the date and time the employees accessed each page on the Company’s web site;
•
the URL of any webpage from which the employees accessed the Company’s site (the referrer); and
•
the web browser that the employees are using and the pages the employees accessed.

(5)
Right to access and correct personal data

The employees have the right to access and correct their personal data held by the Company. The Company will make every endeavour to ensure the employee’s personal data is accurate and up to date therefore the Company ask that if there are changes to the employees’ personal data, the employees should notify the Company directly via the contact details provided in Section (6) below.

If the employees would like to access their personal data, or correct their personal data, please contact the Company at the details provided in Section (6) below.

(6)
Limiting the processing of personal data, further enquiries and complaints

If:

•
the employees would like to obtain further information on how to limit the processing of the employees personal data;
•
the employees have any further query; or
•
the employees would like to make a complaint in respect of their personal data,

The employees may contact the following:

Country	Contact Number	Postal Address	Email address / Fax
Singapore	+65 6854 7222	Singapore Data Protection Officer Zimmer Pte Ltd 401 Commonwealth Drive Haw Par Technocentre #06-03 Singapore 149598	Privacy.APAC@zimmerbiomet.com

(7)
Conflict

In the event of any conflict between this English language Personal Data Protection Notice and its corresponding local language translation, the terms in this English language Notice shall prevail.